Exhibit 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, $0.01 par value per share, of GeoEye, Inc.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing shares of DigitalGlobe common stock and a check representing a cash payment for shares tendered pursuant to this Letter of Transmittal. Such certificates shall equal              of a share of common stock per share of common stock tendered and such cash payment shall equal to $              per share of common stock tendered.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call the Information Agent at 1-877-825-8619.

Pursuant to the merger of 20/20 Acquisition Sub, Inc., a direct wholly owned subsidiary of DigitalGlobe with and into GeoEye, with GeoEye continuing as the surviving entity and direct wholly owned subsidiary of DigitalGlobe, the undersigned encloses herewith and surrenders the following certificate(s) representing shares of GeoEye stock:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

DESCRIPTION OF SHARES SURRENDERED

(Please fill in. Attach separate schedule if needed)

Certificate No(s)	Number of Shares

TOTAL SHARES .F

ELECTION

☐	MIXED CASH/STOCK ELECTION

(insert number)	shares of GeoEye common stock converted into 1.137 shares of DigitalGlobe common stock and $4.10 per share of GeoEye common stock.

☐	CASH ELECTION

(insert number)	shares of GeoEye common stock converted into cash payment of $20.27 per share of GeoEye common stock (subject to proration as described in the Proxy Statement).

☐	STOCK ELECTION

(insert number)	shares of GeoEye common stock converted into 1.425 shares of DigitalGlobe common stock per share of GeoEye common stock (subject to adjustment and proration as described in the Proxy Statement).

Ladies and Gentlemen:

On July 22, 2012, GeoEye, Inc. (“GeoEye”) and DigitalGlobe, Inc. (“DigitalGlobe”) entered into an Agreement and Plan of Merger, as amended, and as may be further amended (the “Merger Agreement”), pursuant to which, subject to stockholder approvals and certain other customary closing conditions, GeoEye and DigitalGlobe will combine their businesses through the merger of 20/20 Acquisition Sub, Inc., a direct wholly owned subsidiary of DigitalGlobe, with and into GeoEye, with GeoEye being the surviving entity and thereupon becoming a wholly owned subsidiary of DigitalGlobe. Immediately thereafter and pursuant to the Merger Agreement, GeoEye will merge with and into WorldView, LLC, a direct wholly owned subsidiary of DigitalGlobe, with WorldView, LLC being the surviving entity. WorldView, LLC will then be renamed GeoEye, LLC or some variation thereof, and will be a direct wholly owned subsidiary of DigitalGlobe. We refer to these transactions as the “Merger”.

As outlined in the joint proxy statement/prospectus, dated [•] (the “Proxy Statement”), under the terms of the Merger Agreement and assuming the Merger is approved and consummated, each GeoEye stockholder has the opportunity to elect to receive, for each share of GeoEye common stock that he or she owns, consideration of either:

(i) 1.137 shares of common stock, par value $0.001 per share, of DigitalGlobe (“DigitalGlobe common stock”) and $4.10 per share in cash (the “mixed cash/stock election”); or

(ii) 100% of the consideration in cash ($20.27) (the “cash election”); or

(iii) 100% of the consideration in stock (1.425 shares of DigitalGlobe common stock) (the “stock election”).

For a full discussion of the Merger, the Merger Agreement and the effect of this election and the possible reallocation and proration of the merger consideration to be paid to holders of shares of GeoEye common stock, please see the Proxy Statement.

If you fail to make an election and the Merger occurs, you will receive the mixed cash/stock election for each share of GeoEye common stock that you hold or own. In other words, at the time of the consummation of the Merger, each share of GeoEye common stock that you hold or own will convert into the right to receive (i) 1.137 shares of DigitalGlobe common stock and (ii) $4.10 per share in cash should you not properly and fully complete, sign and deliver this Election Form and Letter of Transmittal to the Exchange Agent as set forth above.

Delivery shall be effected, and risk of loss and title to any certificates for shares of GeoEye common stock shall pass, only upon proper delivery of this Election Form and Letter of Transmittal together with the certificate(s) representing your shares of GeoEye common stock or confirmation of book-entry transfer of such shares (or delivery of a Notice of Guaranteed Delivery). The method of delivery of the certificate(s) is at the option and risk of the owner thereof. Delivery to an address other than to the Exchange Agent’s address set forth above does not constitute a valid delivery.

Complete the box on page 2 to make an election for each share of GeoEye common stock to be converted into the right to receive (i) the mixed cash/stock election, (ii) the cash election, or (iii) the stock election, for each share of GeoEye common stock you hold or own, with the amount of cash and stock subject to proration depending upon the elections of other GeoEye common stockholders, such that aggregate consideration mix provided to former GeoEye stockholders in the Merger reflects the ratio of 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash. You may expressly designate in this Election Form and Letter of Transmittal on a share-by-share basis that DigitalGlobe common stock or cash is to be received for particular shares of GeoEye common stock, provided that designation is economically reasonable. If you do not make such an express designation, then the Merger Agreement provides for a deemed designation described under the headings “Material U.S. Federal Income Tax Consequences – U.S. Federal Income Tax Consequences of the Merger – Exchange of GeoEye Common Stock for a Combination of DigitalGlobe Common Stock and Cash” and “The Merger Agreement — Election Procedures” in the Proxy Statement.

You are entitled to make an election with respect to your shares of GeoEye common stock even if you vote against the Merger. However, any Election Form and Letter of Transmittal submitted by a GeoEye stockholder that seeks to exercise dissenters’ rights will be of no force and effect. If any dissenting stockholder ceases to be a dissenting stockholder, then such stockholder shall receive the mixed cash/stock consideration with respect to the applicable shares of GeoEye common stock.

This Election Form and Letter of Transmittal governs the merger consideration that you, as a holder of shares of GeoEye common stock, will receive (subject to proration as described in the Proxy Statement) if the Merger is approved and consummated. This Election Form and Letter of Transmittal may also affect the income tax treatment of the merger consideration that you receive.

To be effective, this Election Form and Letter of Transmittal must be properly and fully completed, signed and delivered to the Exchange Agent, together with the certificate(s) representing your shares of GeoEye common stock, duly endorsed in blank or otherwise in form acceptable for transfer on the books of GeoEye, or confirmation of book-entry transfer of such shares into the Exchange Agent’s records (or delivery of a Notice of Guaranteed Delivery), if applicable, at the Exchange Agent’s address set forth above no later than 5:00 p.m., New York city time, on either (i) December 3, 2012, the date of the special meeting of GeoEye stockholders, or (ii) if the closing date of the Merger is more than four (4) business days following the special meeting of GeoEye stockholders, two (2) business days before the closing date of the Merger (the “Election Deadline”). DigitalGlobe and GeoEye will publicly announce the anticipated Election Deadline at least seven (7) business days before the anticipated closing date of the Merger. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery of this Election Form and Letter of Transmittal and all other required documents.

If for any reason the Election Deadline is extended, DigitalGlobe and GeoEye will inform you by issuance of a joint press release and the filing with the Securities and Exchange Commission (the “SEC”) of a Current Report on Form 8-K indicating the revised Election Deadline. You will not have the opportunity to specify the type of merger consideration you wish to receive if your Election Form and Letter of Transmittal and your stock certificate(s) or confirmation of book-entry transfer of such GeoEye shares into the Exchange Agent’s records (or delivery of a Notice of Guaranteed Delivery) are not received prior to the Election Deadline. You bear the risk of improper delivery of your Election Form and Letter of Transmittal.

You will have the right to withdraw the Election Form and Letter of Transmittal at any time prior to the Election Deadline.

If the Merger is not consummated and you have submitted this Election Form and Letter of Transmittal and your certificate(s) representing your shares of GeoEye common stock, or confirmation of book-entry transfer of such shares into the Exchange Agent’s records (or delivery of a Notice of Guaranteed Delivery), your shares of GeoEye common stock will be returned to you or to your bank or broker through which you hold your shares.

If you do not properly and fully complete, sign and deliver this Election Form and Letter of Transmittal, together with the certificate(s) representing all of your shares of GeoEye common stock or confirmation of book-entry transfer of such shares into the Exchange Agent’s records (or delivery of a Notice of Guaranteed Delivery) prior to the Election Deadline, (i) you will be deemed to have made a mixed cash/stock election with respect to your shares of GeoEye common stock and (ii) you will receive the merger consideration for your shares of GeoEye common stock only upon the surrender of the certificate(s) representing such shares, together with this Election Form and Letter of Transmittal, following completion of the Merger.

Completing, signing and delivering this Election Form and Letter of Transmittal does not have the effect of casting a vote with respect to the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement at the special meeting of GeoEye stockholders. In order to vote at the special meeting of GeoEye stockholders, you should complete, sign and return the proxy card delivered to you with the Proxy Statement, submit your voting instructions via telephone or internet, or vote in person at the special meeting of GeoEye stockholders.

There is a limited period of time for you to deliver your Election Form and Letter of Transmittal and your GeoEye stock certificate(s) or confirmation of book-entry transfer of such GeoEye shares into the Exchange Agent’s records (or delivery of a Notice of Guaranteed Delivery). Therefore, we encourage you to submit your Election Form and Letter of Transmittal and GeoEye stock certificate(s) or confirmation of book-entry transfer of such GeoEye shares into the Exchange Agent’s records (or a Notice of Guaranteed Delivery) promptly.

Information regarding DigitalGlobe stock prices can be obtained on DigitalGlobe’s web site at www.digitalglobe.com.

DigitalGlobe and GeoEye may file other relevant documents concerning the Merger. In addition to reading this Election Form and Letter of Transmittal, we urge GeoEye stockholders to read the Proxy Statement, Merger Agreement and any other relevant documents to be filed with the SEC because they contain important information. Investors may obtain the documents free of charge at the SEC’s website, www.sec.gov, or by contacting DigitalGlobe by mail at 1601 Dry Creek Drive, Suite 260, Longmont, CO 80503, Attn: Corporate Secretary, or by telephone at (303) 684-4000.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate, book-entry transfer and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the new certificate, book-entry transfer and/or check is to be issued in a name that differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate, book-entry transfer and/or check is to be mailed to an address other than the address reflected above. Mail to:
Name:	Name:
Address:	Address:

(Please also complete Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, AND see instructions regarding signature guarantee. See Instructions 7 and 8)	See Instructions 8 and 9

YOU MUST SIGN IN THE BOX BELOW

* SIGNATURE(S) REQUIRED * Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 8.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 7 and 8.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Medallion Guarantee Program”, your signature(s) must be guaranteed by a member of that program.
Registered Holder	Authorized Signature
Registered Holder	Name of Firm
Title, if any	Address of Firm—Please Print
Date: Phone No.:

IMPORTANT TAX INFORMATION

Under the U.S. Federal income tax law, a non-exempt stockholder that is a United States Holder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) and certify that such stockholder is not subject to backup withholding by completing the IRS Form W-9 included herein. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to federal backup withholding tax at the applicable rate on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold at the applicable rate on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed instructions to IRS Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent. If the stockholder does not provide the Exchange Agent with its correct Taxpayer Identification Number, the stockholder may be subject to a penalty imposed by the IRS.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, or other applicable form, to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, or other applicable form, may be obtained from the Exchange Agent or the IRS website (www.irs.gov/formspubs/index.html).

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file IRS Form W-9, should complete and return the IRS Form W-9.

Failure to complete the IRS Form W-9 or IRS Form W-8, as applicable, will not, by itself, cause the certificates to be deemed invalidly transferred but may require the Exchange Agent to backup withhold at the applicable backup withholding rate on any payments of cash made pursuant to the Merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in the overpayment of taxes, a refund may generally be obtained provided that the required information is timely furnished to the IRS. Each stockholder should consult with a tax advisor regarding (i) qualifications for exemption from backup withholding, (ii) the procedure for obtaining the exemption, and (iii) the applicable backup withholding rate.

For purposes of these instructions, a “United States Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created or organized under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed instructions to IRS Form W-9 for additional information and instructions.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

INSTRUCTIONS

TO

ELECTION FORM AND LETTER OF TRANSMITTAL

Please follow these instructions carefully when completing this Election Form and Letter of Transmittal.

1.	ELECTION DEADLINE. To be effective, a properly completed Election Form and Letter of Transmittal accompanied by the certificate(s) representing all of the holder’s GeoEye common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records must be received by the Exchange Agent not later than 5:00 p.m., New York Time, on the Election Deadline. DigitalGlobe and GeoEye will publicly announce the anticipated election deadline at least seven business days before the anticipated closing date of the Merger. Holders of GeoEye common stock whose Election Form and Letter of Transmittal and certificates or book-entry transfer confirmations are not properly submitted by the Election Deadline (or who revoke their Election Form and Letter of Transmittal, unless a contrary election is submitted by the holder within the period during which elections are permitted to be made) will be deemed to have made a mixed cash/stock election. See Instruction 4 below.

Stock certificates may be delivered by guaranteed delivery. Holders of GeoEye common stock whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of GeoEye common stock by book-entry transfer into the Exchange Agent’s records prior to the Election Deadline may deliver their shares of GeoEye common stock by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Election Form and Letter of Transmittal and any other documents required by the Election Form and Letter of Transmittal, and (3) the certificates for all the shares of GeoEye common stock covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such shares of GeoEye common stock into the Exchange Agent’s records), are received by the Exchange Agent within three NASDAQ Global Select Market trading days after the election deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a mixed cash/stock election.

2.	DESCRIPTION OF CERTIFICATES. Insert in the box on the Election Form and Letter of Transmittal the stockholder information requested. If this stockholder information is already provided in the box on the Election Form and Letter of Transmittal, confirm the information provided and make any necessary corrections. Insert in the box on the Election Form and Letter of Transmittal the certificate number(s) that you are surrendering herewith and the number of shares of GeoEye common stock represented by each certificate. If this certificate information is already provided in the box on the Election Form and Letter of Transmittal, confirm the information provided and make any necessary corrections. If the space provided in the box on the Election Form and Letter of Transmittal is insufficient, attach a separate sheet referencing the box on the first page of the Election Form and Letter of Transmittal and listing this information.

3.	ELECTION OPTIONS. Please indicate on the Election Form and Letter of Transmittal whether you would like to receive in exchange for each share of your GeoEye common stock (x) the mixed cash/stock election, (y) the cash election, or (z) the stock election. Note that the exact fraction of a share of DigitalGlobe common stock and amount of cash you receive in exchange for each share of GeoEye common stock will be calculated using formulas stated in the Merger Agreement and described in the Proxy Statement. Please see the section entitled “The Merger Agreement — Merger Consideration” in the Proxy Statement for information about the allocation of consideration and the calculation of the exchange ratio. No certificates or book-entry transfers representing fractional shares of DigitalGlobe common stock will be issued upon the surrender for exchange of certificates of GeoEye common stock or the book-entry transfer of shares of GeoEye common stock.

All elections made by GeoEye stockholders will be subject to reallocation and proration as described in the Merger Agreement and in the Proxy Statement if the available cash or the available DigitalGlobe common stock is oversubscribed. As a result, we cannot assure you that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement — Election Procedures; Allocation of Merger Consideration” in the Proxy Statement for information about possible prorations.

GeoEye common stockholders may expressly designate in this Election Form and Letter of Transmittal on a share-by-share basis that DigitalGlobe common stock or cash is to be received for particular shares of GeoEye common stock, provided that designation is economically reasonable. If such an express designation is not made, then the Merger Agreement provides for a deemed designation described under the headings “Material U.S. Federal Income Tax Consequences – U.S. Federal Income Tax Consequences of the Merger – Exchange of GeoEye Common Stock for a Combination of DigitalGlobe Common Stock and Cash” and “The Merger Agreement — Election Procedures” in the Proxy Statement. Any express share-by-share designations, and any designations deemed made under the Merger Agreement, are intended to comply with certain Treasury regulations issued under Section 358 of the Internal Revenue Code of 1986, as amended (the “Code”). Although the Treasury regulations appear to authorize holders to make economically reasonable express share-by-share designations, it is unclear whether such express or deemed designations comply with those Treasury regulations. As a result, no assurance can be given that, if a GeoEye stockholder reports gain on its U.S. federal income tax return on the basis of such express or deemed designations, the IRS will not challenge such designations. If the IRS successfully challenged the position taken on such return, then a GeoEye stockholder could be required to recalculate its amount of gain recognized by allocating the shares of DigitalGlobe common stock and the cash received on a pro rata basis to each share of GeoEye common stock surrendered pursuant to the first step merger. GeoEye stockholders should consult their tax advisors with respect to the advisability of making express designations in this Election Form and Letter of Transmittal.

None of DigitalGlobe, GeoEye or the Exchange Agent makes any recommendation about whether a holder should elect to receive cash, DigitalGlobe common stock, or a combination of DigitalGlobe common stock and cash in the Merger. Each holder must make their own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	CHANGE OR REVOCATION OF ELECTION. A holder of GeoEye common stock who has made an election may, at any time before the Election Deadline, (x) change the election by submitting a new Election Form and Letter of Transmittal, accompanied by a dated note stating that the new Election Form and Letter of Transmittal replaces the prior Election Form and Letter of Transmittal, in accordance with the procedures described herein, if received by the Exchange Agent before the Election Deadline, or (y) revoke the holder’s election and withdraw the certificate(s) representing the holder’s GeoEye common stock deposited with the Exchange Agent by providing written notice to the Exchange Agent by 5:00 p.m., New York Time, on the business day immediately before the Election Deadline.

5.	NON-ELECTING STOCK. Holders of GeoEye common stock who fail to submit a properly completed Election Form and Letter of Transmittal together with the certificate(s) representing their GeoEye common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal and withdraw their certificates without timely submitting a new Election Form and Letter of Transmittal, will be deemed to have made a “non-election.” Holders of GeoEye common stock who are deemed to have made a non-election will be deemed to have made a mixed cash/stock election in accordance with the terms of the Merger Agreement.

6.	SIGNATURES. The signature or signatures on the Election Form and Letter of Transmittal should correspond exactly with the name or names on the face of the certificate(s) unless the GeoEye common stock has been transferred by the registered holder(s), in which case the signature or signatures on the Election Form and Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form and Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on the endorsement(s) or stock power(s) and the Election Form and Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member in the Medallion Signature Guarantee Program.

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form and Letter of Transmittal.

7.	NEW CERTIFICATE/BOOK-ENTRY TRANSFER/CHECK ISSUED IN THE SAME NAME. If the new certificate, book-entry transfer and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations.

8.	NEW CERTIFICATE/BOOK-ENTRY TRANSFER/CHECK ISSUED IN DIFFERENT NAME. If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

9.	LOST, STOLEN OR DESTROYED CERTIFICATES. If a certificate representing any of your GeoEye common stock is lost, stolen, or destroyed, you must contact GeoEye’s Transfer Agent, Computer Trust Company, N.A., at 1-877-295-8616. You may also notify the Transfer Agent in writing at 480 Washington Blvd., 29th Floor, Jersey City, New Jersey 07310, or online at http://www.computershare.com. Please note that under no circumstances will the Exchange Agent accept your Election Form and Letter of Transmittal without one or more stock certificates or confirmation of book-entry transfer for the shares to be exchanged. Please do not submit your Election Form and Letter of Transmittal prior to contacting the Transfer Agent to receive replacement stock certificates. Please send the replacement stock certificates together with the Election Form and Letter of Transmittal to the Exchange Agent.

10.	IRS FORM W-9. Certain persons (including, among others, all corporations and certain foreign individuals) are exempt from backup withholding. Please refer to the instructions accompanying the enclosed IRS Form W-9 to determine if you are exempt from backup withholding and, if so, how to complete IRS Form W-9. All United States persons (including resident alien individuals) that make a cash election or a mixed cash/stock election must complete IRS Form W-9 and return it to the Exchange Agent at the address for delivery of the Election Form and Letter of Transmittal. Nonresident alien individuals and certain foreign entities that make a cash election or a mixed cash/stock election and are not subject to backup withholding or are subject to a reduced rate of backup withholding should complete the appropriate IRS Form W-8 and return it to the Exchange Agent at the address for delivery of the Election Form and Letter of Transmittal before any cash payment is made by DigitalGlobe. An appropriate IRS Form W-8 and its accompanying instructions may be obtained from the Exchange Agent, from the IRS website (www.irs.gov/formspubs/index.html) or at any IRS office. FAILURE TO PROVIDE THE EXCHANGE AGENT BY THE TIME OF ANY CASH PAYMENT BY DIGITALGLOBE A COMPLETED IRS FORM W-9, MAY SUBJECT SUCH A STOCKHOLDER THAT MAKES A CASH ELECTION OR A MIXED CASH/STOCK ELECTION TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING AT THE APPLICABLE RATE ON SUCH CASH PAYMENT BY DIGITALGLOBE.

11.	METHOD OF DELIVERY. The method of delivery of the Election Form and Letter of Transmittal and certificates representing GeoEye common stock and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

12.	DETERMINATIONS. All determinations concerning this Election Form and Letter of Transmittal, including determinations about the effectiveness of any elections or the computation of allocations, will be made by DigitalGlobe and/or the Exchange Agent. DigitalGlobe and/or the Exchange Agent shall have the right, in their sole and absolute discretion, to reject any and all Election Forms and Letters of Transmittal that are not in proper form and to waive any irregularities. Neither DigitalGlobe nor the Exchange Agent is under any obligation to inform any holder of GeoEye common stock of any defect in an Election Form and Letter of Transmittal.

13.	QUESTIONS. If you have questions regarding the Election Form and Letter of Transmittal, please contact the Information Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free: 1-877-825-8619

Banks and Brokers Call Collect: 1-212-750-5833

Print or type

See Specific Instructions in Form W-9.

PAYOR’S NAME: Wells Fargo Bank, National Association
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (TIN)	Part I — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	________________________________ Social Security Number or
	Part II — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (see Guidelines)	________________________________ Employer Identification Number
Part III — CERTIFICATION — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

The IRS does not require your consent to any provision of this document other than the certifications required of avoid backup withholding.

SIGNATURE: DATE:

You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

WROTE “APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor within 60 days, the Payor is required to withhold 28 percent of all cash payments made to me thereafter until I provide a number.

Signature:                                                                                                                                   Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND IN BACKUP WITHHOLDING OF AT THE APPLICABLE RATE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the Payor.

FOR THIS TYPE OF ACCOUNT:		GIVE NAME AND SOCIAL SECURITY NUMBER OF:	FOR THIS TYPE OF ACCOUNT:		GIVE NAME AND EMPLOYER IDENTIFICATION NUMBER OF:
1.	Individual	The individual	6.	A valid trust, estate, or pension trust	The legal entity(4)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporation (or LLC electing corporate status on Form 8832)	The corporation
3.	Custodial account of a minor (Uniform Gifts to Minors Act)	The minor(2)	8.	Partnership or multi-member LLC	The partnership
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee
5.	Sole proprietorship or single-owner LLC	The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business name or “DBA” name. You may use either your Social Security number or employer identification number.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. (Both forms can be found on the web at www.irs.gov.).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

If you are exempt, enter your name as described above, write “Exempt from backup withholding” in Part II of the form and sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees (section references are to the Internal Revenue Code):

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2.	The United States or any of its agencies or instrumentalities;

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation;

7.	A foreign central bank of issue;

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9.	A futures commission merchant registered with the Commodity Futures Trading Commission;

10.	A real estate investment trust;

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940;

12.	A common trust fund operated by a bank under section 584(a);

13.	A financial institution;

14.	A middleman known in the investment community as a nominee or custodian; or

15.	A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT FROM BACKUP WITHHOLDING” IN PART II OF THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the Internal Revenue Service (the “IRS”). The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1)	Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. For Additional Information Contact Your Tax Consultant or the Internal Revenue Service.

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

for

Exchange of Shares of Common Stock

of

GEOEYE INC.

As set forth in the instructions to the Form of Election and Letter of Transmittal, you should use this notice of guaranteed delivery (or a facsimile of it) to make your election if:

(a) your share certificates are not immediately available or you cannot deliver your certificates representing GeoEye common stock prior to the Election Deadline; or

(b) you cannot complete the procedure for delivery of GeoEye common stock by book-entry transfer into the Exchange Agent’s records prior to the Election Deadline; or

(c) you cannot deliver all other required documents to the Exchange Agent prior to the Election Deadline.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See the instructions to the Form of Election and Letter of Transmittal.

The Exchange Agent is:

By Mail:	By Hand or Courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call the Information Agent at 1-877-825-8619

NOTICE OF GUARANTEED DELIVERY

(Complete only if you are eligible to submit your certificates or book-entry transfer at a later date.

See 1.A. above.)

The undersigned (must check applicable box),

☐	a member of a registered national securities exchange,

☐	a member of the National Association of Securities Dealers, Inc., or

☐	a commercial bank or trust company in the United States,

guarantees to deliver to the Exchange Agent either all of the certificate(s) for shares of GeoEye common stock to which this Election and Letter of Transmittal relate, or those certificates as are identified below, along with a duly endorsed stock power in form acceptable for transfer on the books of GeoEye, no later than 5:00 p.m., Eastern time, on the third New York Stock Exchange trading day after the Election Deadline.

Certificate No.	Shares Represented by Each Certificate

☐	Check here if shares of GeoEye common stock will be delivered via book-entry transfer to the Exchange Agent’s records.

(Firm — Please Print)

(Authorized Signature)

(Address)

(Daytime Area Code and Telephone Number)

(Dated)